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                                                                    Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement on Form S-3 of Concord EFS, Inc. of our report dated March 2, 2001 (relating to the 1999 and 2000 consolidated financial statements of Star Systems, Inc. not presented separately herein) appearing in the prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP


Orlando, Florida
June 1, 2001